UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 29, 2018

Kinetic Group Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-216047	47-4685650
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12001 Research Parkway, Suite 236 Orlando, FL 32826
(Address of principal executive offices)

(407) 604-1454
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02 Unregistered Sales of Equity Securities

On March 27, 2018 the Board of Directors of Kinetic Group Inc. (the “Company”) approved the Stock Cancellation Agreements with Yaroslav Startsev (1,500,000 shares) and Nikolai Kuzmin (1,250,000 shares) canceling their shares with the Company in exchange for the Company agreeing to accept new subscription agreements.   The Company shall retain the subscription funds paid by Yaroslav Startsev and Nikolai Kuzmin for the cancelled shares of Common Stock as contributed capital to the Company.

As of March 28, 2018, the Company has received subscription agreements and funds representing an aggregate of 1,300,000 shares of Common Stock from Yaroslav Startsev for $1,300 and 1,050,000 shares of Common stock from Nikolai Kuzmin for $1,050 which certificates shall bear an appropriate restricted legend under the Securities Act of 1933, as amended.

As of March 28, 20018 the Company has also received a subscription agreement and funds from Timothy Barker representing 400,000 shares of Common Stock for $400 which shall bear an appropriate restricted legend under the Securities Act of 1933 as amended.

The above transactions were undertaken to allow share ownership for all the officer and directors of the Company while no resulting in any dilution to the public shareholders or the Company.  The above transactions were exempt under Section 4(a)2 of the Securities Act of 1933 as amended.

Item 8.01 Other Events.

Debt Settlement

As of the date of this report the Company owed to the Company’s officers, Mr. Yaroslav Startsev and Mr. Nikolai Kuzmin, Thirty One Thousand Dollars ($31,000) (the “Debt”) for management consulting fees incurred by the Company in accordance with the effective Management Consulting Agreements between the Company and its officers.

The Company’s officers agreed to donate the Debt to the Company’s contributed capital in full satisfaction of the Debt, effective March 31, 2018. This Debt settlement will improve the Company’s financial position and increase its working capital. The Company’s officers release and forever discharge the Company, its successors and assigns from all manner of actions, suits, debts due, accounts, bonds, contracts, claims and demands whatsoever which against the Company they ever had or now have in connection to the Debt.

Incorporation of Subsidiary

On March 23, 2018, the Company formed a wholly owned subsidiary, Kinetic Development Inc., an Ontario, Canada Corporation (“KDI”). The subsidiary was incorporated to facilitate payroll transactions for employees.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No. Description

10.1 Debt Settlement Agreement, effective March 22, 2018 by and between Kinetic Group Inc. and Yaroslav Startsev
10.2 Debt Settlement Agreement, effective March 22, 2018 by and between Kinetic Group Inc. and Nikolai Kuzmin
10.3 Stock Cancellation Agreement, effective March 27, 2018 by and between Kinetic Group Inc. and Yaroslav Startsev
10.4 Stock Cancellation Agreement, effective March 27, 2018 by and between Kinetic Group Inc. and Nikolai Kuzmin

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kinetic Group Inc.

Date: March 29, 2018	By:	/s/ Yaroslav Startsev
Yaroslav Startsev
Chief Executive Officer